SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON,  D.C.  20549

                         FORM  8-K
                        CURRENT REPORT

              Pursuant to Section 13 or 15 (d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):
                             July 26, 2002
                             -------------



                   FOODARAMA SUPERMARKETS, INC.
---------------------------------------------------------------
        (Exact name of registrant as specified in charter)



   New Jersey                  1-5745-1       21-0717108
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(State or other jurisdiction  (Commission     (IRS Employer
   of incorporation)           file number)  Identification No.)



Building 6, Suite 1, 922 Highway 33, Freehold, New Jersey 07728
(Address of principal executive offices)             (Zip code)



Registrant's telephone number, including area code:(732) 462-4700






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Item 5.           Other Events


On July 26, 2002, Foodarama Supermarkets, Inc. (the "Company") issued a press release stating that Wakefern Food Corporation ("Wakefern") had issued a separate press release reporting that Wakefern had closed on its purchase of Big V Supermarkets, Inc. on July 12, 2002 for approximately $185 million in cash and assumed liabilities. The Wakefern release stated that the purchase was made by Wakefern's wholly owned subsidiary, ShopRite Supermarkets, Inc., and consisted of substantially all of Big V's assets, including 27 stores in the Hudson Valley region of New York and central New Jersey. The purchase completes a joint plan of reorganization that was confirmed on June 27, 2002. A copy of the press release is being filed as an exhibit to this Current Report on Form 8-K.

Item 7.           Financial Statement and Exhibits

(c)   Exhibits.

Exhibit 20        Press Release









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                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                          FOODARAMA SUPERMARKETS, INC.
                                  (REGISTRANT)


                          By: /S/Richard J. Saker
                              Richard J. Saker
                              President
                              Chief Operating Officer


Date: July 30, 2002





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                                   EXHIBIT 20




                                               CONTACT:  Michael Shapiro
                                                         Senior Vice President
                                                         Chief Financial Officer
                                                         (732) 294-2270

FOR IMMEDIATE RELEASE

FOODARAMA SUPERMARKETS, INC.

      Freehold, N.J., July 26, 2002 - Foodarama Supermarkets, Inc. (ASE-FSM) (the "Company" or "Foodarama") announced today that, in a separate press release, Wakefern Food Corporation ("Wakefern") reported that it had closed on its purchase of Big V Supermarkets, Inc. on July 12, 2002 for approximately $185 million in cash and assumed liabilities. The Wakefern release stated that the purchase was made by Wakefern's wholly owned subsidiary, ShopRite Supermarkets, Inc., and consisted of substantially all of Big V's assets, including 27 stores in the Hudson Valley region of New York and central New Jersey. The purchase completes a joint plan of reorganization that was confirmed by the United States Bankruptcy Court for the District of Delaware on June 27, 2002. Big V, formerly a member of the Wakefern cooperative, filed for bankruptcy protection in November 2000.

      Foodarama is a member of the Wakefern cooperative, which furnishes distribution, marketing and back office support to its members. It is not possible to predict what effect Wakefern's purchase of Big V will have on Foodarama.



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